NEWS RELEASE

For Immediate Release

For more information:
Michael T. Vea, Chairman, President and CEO — 812-464-9604
Charles A. Caswell, Chief Financial Officer — 812-461-5952
Gretchen Dunn, Shareholder Relations — 812-464-9677

INTEGRA BANK REPORTS 54% INCREASE IN 2nd QUARTER NET INCOME

•	RECOGNIZES BENEFITS FROM RESTRUCTURED BALANCE SHEET, IMPROVED SERVICE FEE REVENUE AND STEADY DEPOSIT GROWTH

•	Net Income Rises 54% From Second Quarter 2003 to $6.7 Million

•	Net Interest Margin Improves 89 Basis Points From Second Quarter 2003 To 3.66%

•	Valuable Core Deposit Average Balances Grow 7.2%

•	Service Fee Revenue Increases 12.0% Over Previous Quarter

•	Integra Announces Partnership With Elan Financial Services — Expands Credit Card Offerings — Sells $6.1 Million Consumer Credit Card Portfolio

•	Net Charge-Offs 8 Basis Points of Average Loans

EVANSVILLE, INDIANA —July 26, 2004 — Integra Bank Corporation (Nasdaq: IBNK) today reported 2004 second quarter net income of $6.7 million, or $0.38 per diluted share. This represents a $2.3 million, or 54 percent increase in net income from a year earlier results of $0.25 per diluted share. The stronger performance was driven, in part, by an 89 basis point improvement in the net interest margin to 3.66% on a fully tax equivalent basis, a $0.6 million improvement in service fee revenue and a $68 million increase in valuable core deposit average balances.

Return on assets and return on equity were 0.99% and 13.38%, respectively, for the second quarter of 2004 compared to (3.76)% and (47.20)% for the first quarter of 2004 and 0.59% and 7.25% for the second quarter of 2003. Integra’s first quarter 2004 performance was impacted by the expense incurred prepaying $467 million in long-term debt while restructuring the balance sheet to improve long-term financial performance.

“We are very pleased with Integra’s solid results during the second quarter of 2004,” said Michael T. Vea, Chairman, President and Chief Executive Officer. “Our financial performance this quarter has exceeded our expectations following last quarter’s balance sheet restructuring, confirming our decision that the initiative was a critical step in accelerating Integra’s progress. Additionally, we are especially encouraged by our focus on providing our customers with exceptional service, which clearly contributed to the quarter’s consumer loan growth, healthy valuable core deposit growth, and improvements in our service fee revenues.”

Net operating income, which excludes the effect of asset and branch sales, debt and trust preferred extinguishment expenses, employee severance expenses, and securities gains (losses) was $6.5 million, or $0.37 per diluted share, in the second quarter. This represents a 71 percent increase over the $3.8 million, or $0.22 per diluted share, from the same quarter last year.

Integra Sharpens Retail Focus — Partners with Elan Financial — Sells Consumer Credit Card Portfolio

Integra’s second quarter results included a one-time gain on the sale of its credit card portfolio, largely offset by other non-interest income and expense components.

During the quarter, Integra sold its $6.1 million credit card portfolio to Elan Financial Services. Under the arrangement, Integra will continue to offer its customers credit cards by partnering with Elan, and its existing credit card accounts will remain active. “This transaction represents a win-win outcome for our customers and for Integra,” remarked Archie M. Brown Jr., Executive Vice President — Commercial and Consumer Banking. “By partnering with Elan, we can offer our customers a wider variety of credit card products priced more competitively than we could previously offer.”

The transaction reduced consumer loan average balances by approximately $4.0 million in the second quarter. Integra recognized a $1.2 million gain on the sale in the 2004 second quarter. Management anticipates that the transaction will be approximately income neutral to positive in the future, with the reduction in spread income and fees expected to be more than offset by fee sharing arrangements with Elan, reduced loan loss provisions and reduced processing expenses. The elimination of spread income, however, will cause the net interest margin to be approximately 2 basis points lower than it would have been otherwise.

Solid Growth For Valuable Core Deposits and Consumer Loans

During the second quarter, valuable core deposit (defined as money market, demand deposit and savings accounts) average balances increased over both year-earlier and previous quarter levels. They grew $68 million, or 7.2%, from the same quarter a year ago. Non-interest bearing deposits represented $31 million of the $68 million increase, growing 14.4% from the same quarter a year ago. Total deposit average balances grew $32 million, or 1.8%, over the same time period.

Compared with 2004’s first quarter, valuable core deposit average balances grew $8 million, or 3.2% annualized, with non-interest bearing deposits making up $6 million of the increase. Non-interest bearing deposits grew at a 10.7% annualized rate in the second quarter of 2004. Total average deposits, however, declined $19 million over the same period due, in part, to lower public deposits and CD balances.

Total loan average balances for the second quarter of 2004 declined compared to year-earlier levels but increased over 2004’s first quarter. They declined by $9 million, or 0.6%, compared with the same quarter a year ago. The decline was isolated to commercial lending as average commercial loan balances fell $59 million, or 6.4%. Integra’s other lending areas, consumer and mortgage, expanded over the same horizon with average balances growing by $35 million and $15 million, or 10.2% and 3.7%, respectively.

Total loan average balances grew $3 million above first quarter 2004 levels. The consumer loan sector was responsible for the increase with average balances growing $7 million, or 7.5%, on an annualized basis. Consumer loan average balances were reduced by approximately $4 million in the quarter as a result of the credit card portfolio sale.

Mortgage and commercial loan average balances were $1 million and $3 million lower respectively from the previous quarter. Though commercial loan average balances were little changed, Integra’s commercial real estate initiative had outstandings of $70 million at the end of the second quarter, an increase of $34 million from the end of the first quarter. These loans represent a higher average credit quality relative to Integra’s pre-initiative commercial real estate portfolio.

“We are encouraged by our progress and successes in our retail banking areas,” commented Vea. “Our focus on building our valuable core deposit base, along with the steady growth in our consumer portfolio are two factors that should help sustain our net interest margin as we move toward a higher interest rate environment. More importantly, these successes demonstrate some of the positive impact that our service quality initiatives are having with our bankers and customers.”

Net Interest Margin Improves 89 Basis Points to 3.66%

Integra’s net interest margin on a tax-equivalent basis was 3.66% for the second quarter of 2004, an 89 basis point increase from the year-earlier quarter and 72 basis points above the first quarter of 2004. This was primarily due to the balance sheet restructuring, which occurred late in the first quarter and eliminated $467 million in high-coupon debt. Integra replaced that debt with non-convertible debt with maturities from one to four years at significantly lower interest rates.

Compared to the same quarter a year ago, loan yields were 47 basis points lower, averaging 5.64%; securities yields were 7 basis points higher, averaging 4.67%; and interest bearing liabilities were 118 basis points lower, averaging 1.81%.

Net interest income on a tax-equivalent basis totaled $22.4 million for the second quarter, a 19.1% increase over the $18.8 million reported for the same period a year ago and improved 14.3%, or $2.8 million, from the previous quarter. Net interest income on a tax equivalent basis per calendar day was $246 thousand in the second quarter of 2004, compared with $215 thousand in the first quarter of 2004.

“Although the balance sheet restructuring was a key driver of the net interest margin improvement, our pricing discipline, service focus, and balance sheet management capabilities will help us maintain and strengthen our margin going forward,” Vea explained.

Non-Interest Income Impacted by Service Fee Revenue Growth, Credit Card Portfolio Sale and Securities Losses

Second quarter non-interest income totaled $7.5 million, compared with $8.9 million for the second quarter of 2003 and $12.0 million for the first quarter of 2004. Included in the totals, however, were securities gains (losses) of approximately $(0.7) million, $1.0 million, and $5.2 million, respectively. Also included in non-interest income are gains (losses) from unique asset sales. Specifically, this includes a $1.2 million gain on the sale of the credit card portfolio in the second quarter of 2004, and a net $0.9 million gain in the second quarter of 2003 from a branch and building sale.

Non-interest income excluding securities gains and the unique asset sales mentioned above, or adjusted non-interest income, was $7.1 million in the second quarter of 2004, compared with $7.0 million in the same quarter a year ago, and $6.8 million for the first quarter of 2004. The growth in adjusted non-interest income since the last quarter was primarily due to a $0.6 million, or 12.0%, improvement in service fee revenue. Mortgage-related fee revenue was essentially flat from the previous quarter, but was $0.7 million lower than the second quarter of 2003.

Non-Interest Expense Impacted by OREO and Severance Charges

Second quarter non-interest expense totaled $20.6 million and included approximately $0.4 million in OREO writedowns and $0.3 million in employee severance charges. This compares with $21.0 million in the year-ago quarter and $77.6 million in the first quarter of 2004. The second quarter of 2003 had approximately $1.4 million in expenses related to redeeming trust preferred securities and the first quarter of 2004 had approximately $57.0 million in prepayment charges related to early debt extinguishment as part of last quarter’s overall balance sheet restructuring.

Personnel-related expenses, including the severance charge mentioned above, totaled $10.8 million in the second quarter of 2004, a 4.2% reduction from last quarter’s $11.2 million. OREO expenses were $0.4 million higher than in the previous quarter.

Adjusted non-interest expense, which excludes expense related to debt or trust preferred securities extinguishment and employee severance expenses, was $20.3 million in each of the last two quarters. This does include, however, the impact of the additional OREO expense in the second quarter of 2004.

Credit Quality

The ratio of net charge-offs to average loans moved lower in the second quarter of 2004 compared to both the same quarter a year ago and the first quarter of 2004. Net charge-offs were 8 basis points of average loans in the second quarter of 2004 compared with 30 basis points in the second quarter of 2003 and 14 basis points in the first quarter of 2004.

Non-performing assets totaled $24.5 million at June 30, 2004, representing a $0.1 million decrease from a year ago, but a $0.4 million increase from March 31, 2004. The increase over last quarter is primarily attributable to a $0.6 million uptick in non-performing loans partially offset by a $0.4 million reduction in OREO.

The non-performing loans to total loans ratio was 1.25%, 1.22% and 1.22% at June 30, 2004, March 31, 2004 and June 30, 2003, respectively.

The allowance for loan losses to total loans was 1.50% at June 30, 2004, 1.54% at March 31, 2004 and 1.48% at June 30, 2003.

Conference Call

Integra executive management will hold a conference call to discuss the contents of this news release, as well as business highlights and financial outlook, on Tuesday July 27, 2004, at 10:00 a.m. CDT. The telephone number for the conference call is (866) 297-6391. The conference call will also be available by webcast within the Investor Relations section of the company’s web site, www.integrabank.com.

About Integra

Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. With assets of $2.7 billion at June 30, 2004, Integra operates 74 banking centers and 134 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra is committed to providing the highest level of customer service to its retail, small business and corporate customers through its offices, ATMs and online banking services. For retail customers, Integra Bank N.A. offers telephone and Internet banking through its BANK ANYTIME service. Integra also offers BUSINESS BANKNET online banking for its business customers. Integra Bank Corporation’s common stock is listed on the Nasdaq National Market under the symbol IBNK. Additional information may be found at the company’s web site, www.integrabank.com.

About Elan

Elan Financial Services, as part of U.S. Bancorp (NYSE: USB), supports more than 7,300 ATMs, 15 million ATM/POS cards, and 2 million credit cardholders with a complete range of products and services including credit card issuing, ATM, debit card, and merchant processing. Elan offers a full range of ATM services to financial institutions and, independent sales organizations including authorization processing, terminal driving and switching services. For more information visit www.elanfinancialservices.com.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired business; the failure of assumptions underlying the establishment of resources for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk; competition; and acts of war or terrorism. The company undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this release.

This press release contains financial measures determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Integra’s management uses these non-GAAP measures in their analysis of the company’s performance. These measures typically adjust GAAP performance to exclude significant gains, losses, or expenses that are unusual in nature and not expected to recur. Reconciliations of any non-GAAP performance measures to the most comparable GAAP performance measures are included in this release. Since these items and their impact on Integra’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of Integra’s core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Summary Operating Results Data

Here is a summary of Integra Bank Corporation second quarter 2004 operating results:

Diluted net income (loss) per share of $.38 for second quarter 2004

•	Compared with $(1.57) for first quarter 2004

•	Compared with $0.25 for second quarter 2003

Return on assets of 0.99% for second quarter 2004

•	Compared with (3.76)% for first quarter 2004

•	Compared with 0.59% for second quarter 2003

Return on equity of 13.38% for second quarter 2004

•	Compared with (47.20)% for first quarter 2004

•	Compared with 7.25% for second quarter 2003

Net interest margin of 3.66% for second quarter 2004

•	Compared with 2.94% for first quarter 2004

•	Compared with 2.77% for second quarter 2003

Allowance for loan losses of $25.0 million or 1.50% of loans at June 30, 2004

•	Compared with $25.5 million or 1.54% at March 31, 2004

•	Compared with $24.9 million or 1.48% at June 30, 2003

•	Equaled 120.4% of non-performing loans at June 30, 2004 compared with 126.5% at March 31, 2004 and 121.4% at June 30, 2003

Non-performing loans of $20.8 million or 1.25% of loans at June 30, 2004

•	Compared with $20.2 million or 1.22% of loans at March 31, 2004

•	Compared with $20.5 million or 1.22% of loans at June 30, 2003

Annualized net charge-off rate of 0.08% for second quarter 2004

•	Compared with 0.14% for first quarter 2004

•	Compared with 0.30% for second quarter 2003

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,	June 30,
ASSETS	2004	2003	2003
Cash and due from banks	$75,067	$66,285	$73,467
Federal funds sold and other short-term investments	22,373	8,658	439
Loans held for sale (at lower of cost or market value)	1,262	242	3,324
Securities available for sale	737,179	1,006,986	1,054,155
Loans:
Commercial loans	859,689	903,296	923,401
Consumer loans	385,214	372,962	352,924
Mortgage loans	420,381	423,430	408,028
Less: Allowance for loan losses	(25,007)	(25,403)	(24,862)

Net loans	1,640,277	1,674,285	1,659,491
Premises and equipment	53,595	54,563	52,580
Goodwill	44,839	44,839	44,159
Other intangible assets	9,500	10,309	11,119
Other assets	119,306	92,127	94,908

TOTAL ASSETS	$2,703,398	$2,958,294	$2,993,642

LIABILITIES
Deposits:
Non-interest-bearing demand	$246,438	$219,983	$223,154
Savings & interest checking	572,803	537,330	527,900
Money market	216,917	210,289	201,971
Certificates of deposit and other time deposits	788,099	845,028	860,309

Total deposits	1,824,257	1,812,630	1,813,334
Short-term borrowings	206,375	253,978	263,930
Long-term borrowings	460,586	638,698	602,866
Guaranteed preferred beneficial interests in the Corporation’s subordinated debentures	—	—	52,500
Other liabilities	17,865	19,996	21,327

TOTAL LIABILITIES	2,509,083	2,725,302	2,753,957
SHAREHOLDERS’ EQUITY
Preferred stock — 1,000 shares authorized — None outstanding
Common stock — $1.00 stated value — 29,000 shares authorized	17,358	17,311	17,304
Additional paid-in capital	126,660	125,789	125,666
Retained earnings	56,077	83,510	82,124
Unvested restricted stock	(719)	(292)	(298)
Accumulated other comprehensive income (loss)	(5,061)	6,674	14,889

TOTAL SHAREHOLDERS’ EQUITY	194,315	232,992	239,685

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,703,398	$2,958,294	$2,993,642

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2004	2004	2003	2003	2003
INTEREST INCOME
Interest and fees on loans and leases	$23,532	$23,487	$24,513	$25,300	$25,577
Interest and dividends on securities	8,123	10,658	10,698	10,024	10,328
Interest on loans held for sale	53	34	43	170	87
Interest on federal funds sold and other investments	19	12	15	12	19

Total interest income	31,727	34,191	35,269	35,506	36,011
INTEREST EXPENSE
Interest on deposits	6,133	6,252	6,601	7,026	7,961
Interest on short-term borrowings	504	456	646	699	718
Interest on long-term borrowings	3,521	8,866	9,174	9,368	9,841

Total interest expense	10,158	15,574	16,421	17,093	18,520

NET INTEREST INCOME	21,569	18,617	18,848	18,413	17,491
Provision for loan losses	155	650	1,000	1,110	1,600

Net interest income after provision for loan losses	21,414	17,967	17,848	17,303	15,891
NON-INTEREST INCOME
Service charges on deposit accounts	3,199	2,788	3,008	2,937	2,894
Trust income	525	496	516	509	504
Other service charges and fees	2,159	1,994	2,415	2,168	1,957
Securities gains (losses)	(703)	5,200	537	1,233	957
Gain on sale of other assets	1,184	170	60	89	951
Other	1,152	1,369	1,258	1,646	1,624

Total non-interest income	7,516	12,017	7,794	8,582	8,887
NON-INTEREST EXPENSE
Salaries	8,118	8,041	8,350	7,519	7,395
Commissions and incentives	1,016	1,359	1,038	1,037	852
Other benefits	1,645	1,847	1,631	1,737	1,907
Occupancy	1,579	1,590	1,259	1,567	1,533
Equipment	1,020	1,077	1,088	1,087	1,078
Debt prepayment fees	—	56,998	—	1,243	—
Low income housing expense	551	552	494	642	712
Other	6,641	6,101	5,968	6,258	7,501

Total non-interest expense	20,570	77,565	19,828	21,090	20,978

Income (loss) before income taxes	8,360	(47,581)	5,814	4,795	3,800
Income taxes expense (benefit)	1,705	(20,343)	945	141	(513)

NET INCOME (LOSS)	$6,655	$(27,238)	$4,869	$4,654	$4,313

Earnings per share:
Basic	$0.38	$(1.57)	$0.28	$0.27	$0.25
Diluted	0.38	(1.57)	0.28	0.27	0.25
Weighted average shares outstanding:
Basic	17,312	17,297	17,287	17,286	17,286
Diluted	17,368	17,297	17,310	17,303	17,287

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
INTEREST INCOME
Interest and fees on loans and leases	$23,532	$25,577	$47,019	$51,015
Interest and dividends on securities	8,123	10,328	18,781	21,054
Interest on loans held for sale	53	87	87	238
Interest on federal funds sold and other investments	19	19	31	33

Total interest income	31,727	36,011	65,918	72,340
INTEREST EXPENSE
Interest on deposits	6,133	7,961	12,385	16,368
Interest on short-term borrowings	504	718	960	1,268
Interest on long-term borrowings	3,521	9,841	12,387	19,723

Total interest expense	10,158	18,520	25,732	37,359

NET INTEREST INCOME	21,569	17,491	40,186	34,981
Provision for loan losses	155	1,600	805	2,835

Net interest income after provision for loan losses	21,414	15,891	39,381	32,146
NON-INTEREST INCOME
Service charges on deposit accounts	3,199	2,894	5,987	5,683
Trust income	525	504	1,021	1,010
Other service charges and fees	2,159	1,957	4,153	4,247
Securities gains (losses)	(703)	957	4,497	1,282
Gain on sale of other assets	1,184	951	1,354	1,082
Other	1,152	1,624	2,521	3,113

Total non-interest income	7,516	8,887	19,533	16,417
NON-INTEREST EXPENSE
Salaries	8,118	7,395	16,159	15,016
Commissions and incentives	1,016	852	2,375	1,957
Other benefits	1,645	1,907	3,492	4,062
Occupancy	1,579	1,533	3,169	3,083
Equipment	1,020	1,078	2,097	2,186
Debt prepayment fees	—	—	56,998	—
Low income housing expenses	551	712	1,103	1,434
Other	6,641	7,501	12,742	13,611

Total non-interest expense	20,570	20,978	98,135	41,349

Income (loss) before income taxes	8,360	3,800	(39,221)	7,214
Income taxes expense (benefit)	1,705	(513)	(18,638)	(1,028)

NET INCOME (LOSS)	$6,655	$4,313	$(20,583)	$8,242

Earnings per share:
Basic	$0.38	$0.25	$(1.19)	$0.48
Diluted	0.38	0.25	(1.19)	0.48
Weighted average shares outstanding:
Basic	17,312	17,286	17,304	17,284
Diluted	17,368	17,287	17,304	17,285

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2004	2004	2003	2003	2003
EARNINGS DATA
Net Interest Income (tax-equivalent)	$22,362	$19,558	$19,864	$19,624	$18,779
Net Income (Loss)	6,655	(27,238)	4,869	4,654	4,313
Basic Earnings Per Share	0.38	(1.57)	0.28	0.27	0.25
Diluted Earnings Per Share	0.38	(1.57)	0.28	0.27	0.25
Dividends Declared	.160	.235	.235	.235	.235
Book Value	11.19	11.76	13.46	13.39	13.85
Price/Earnings Ratio	14.45	(3.81)	19.80	17.93	17.16
PERFORMANCE RATIOS
Return on Assets	0.99%	(3.76)%	0.65%	0.62%	0.59%
Return on Equity	13.38	(47.20)	8.33	7.88	7.25
Net Interest Margin (tax-equivalent)	3.66	2.94	2.90	2.87	2.77
Tier 1 Capital to Risk Assets	10.16	10.21	11.40	11.72	11.60
Capital to Risk Assets	12.40	12.52	13.16	13.49	13.37
Efficiency Ratio	68.53	76.44	71.62	72.08	77.03
AT PERIOD END
Assets	$2,703,398	$2,648,729	$2,958,294	$2,983,401	$2,993,642
Interest-Earning Assets	2,426,098	2,396,531	2,715,574	2,743,576	2,742,271
Loans	1,665,284	1,653,599	1,699,688	1,701,461	1,684,353
Deposits	1,824,257	1,816,161	1,812,630	1,807,156	1,813,334
Valuable Core Deposits (1)	1,036,158	993,240	967,602	952,351	953,025
Interest-Bearing Liabilities	2,244,780	2,178,623	2,485,323	2,513,860	2,509,476
Shareholders’ Equity	194,315	203,811	232,992	231,707	239,685
Unrealized Gains (Losses) on Market Securities (FASB 115)	(5,019)	8,565	6,902	6,588	15,313
AVERAGE BALANCES
Assets	$2,705,080	$2,911,819	$2,977,521	$2,981,435	$2,953,075
Interest-Earning Assets (2)	2,434,566	2,651,509	2,717,691	2,710,641	2,684,065
Loans	1,664,421	1,661,027	1,696,288	1,690,072	1,673,775
Deposits	1,846,671	1,865,993	1,853,579	1,824,571	1,814,326
Valuable Core Deposits (1)	1,016,073	1,007,939	985,118	957,400	947,807
Interest-Bearing Liabilities	2,244,158	2,417,678	2,500,095	2,511,124	2,486,554
Shareholders’ Equity	200,084	232,103	231,960	234,418	238,584
Basic Shares	17,312	17,297	17,287	17,286	17,286
Diluted Shares	17,368	17,297	17,310	17,303	17,287

(1) Defined as money market, demand deposit and savings accounts.

(2) Includes securities available for sale at amortized cost.

(3) Includes non-performing loans classified as loans held for sale.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con’t
(In thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2004	2004	2003	2003	2003
ASSET QUALITY
Non-Performing Assets:
Non Accrual Loans (3)	$20,018	$19,468	$15,725	$15,687	$18,622
Loans 90+ Days Past Due	738	685	2,566	1,209	1,862

Non-Performing Loans (3)	20,756	20,153	18,291	16,896	20,484
Other Real Estate Owned	823	1,266	1,341	1,542	1,738
Investment Securities	2,946	2,716	2,692	2,679	2,420

Non-Performing Assets	$24,525	$24,135	$22,324	$21,117	$24,642

Allowance for Loan Losses:
Beginning Balance	$25,494	$25,403	$25,520	$24,862	$24,521
Provision for Loan Losses	155	650	1,000	1,110	1,600
Decrease due to sale of loans	(299)	—	—	—	—
Recoveries	904	646	352	651	703
Loans Charged Off	(1,247)	(1,205)	(1,469)	(1,103)	(1,962)

Ending Balance	$25,007	$25,494	$25,403	$25,520	$24,862

Ratios:
Allowance for Loan Losses to Loans	1.50%	1.54%	1.50%	1.50%	1.48%
Allowance to Non-performing Loans (3)	120.48	126.50	138.88	151.04	121.37
Non-performing Loans to Loans (3)	1.25	1.22	1.08	0.99	1.22
Non-performing Assets to Loans and Other Real Estate Owned (3)	1.47	1.46	1.31	1.24	1.46
Net Charge-Off Ratio	0.08	0.14	0.26	0.11	0.30
NET INTEREST MARGIN
Yields (tax-equivalent)
Loans	5.64%	5.65%	5.73%	5.93%	6.11%
Securities	4.67	4.69	4.59	4.43	4.60
Other Earning Assets	2.66	2.45	2.70	4.53	3.57

Total Earning Assets	5.32	5.28	5.29	5.37	5.54
Cost of Funds
Interest Bearing Deposits	1.53	1.54	1.61	1.74	1.99
Other Interest Bearing Liabilities	2.48	4.68	4.44	4.40	4.79
Total Interest Bearing Liabilities	1.81	2.56	2.61	2.70	2.99

Total Interest Expense to Earning Assets	1.66	2.34	2.39	2.50	2.77

Net Interest Margin	3.66%	2.94%	2.90%	2.87%	2.77%

(1) Defined as money market, demand deposit and savings accounts.

(2) Includes securities available for sale at amortized cost.

(3) Includes non-performing loans classified as loans held for sale.

RECONCILIATION TABLE — ADJUSTED NON-INTEREST INCOME AND EXPENSE
(In thousands)

	Three Months Ended			% Change
	June 30,	March 31,	June 30,	Previous	Previous
	2004	2004	2003	Quarter	Year
Non-interest income as reported	$7,516	$12,017	$8,887
Less Gain on sale of credit cards	1,158	—	—
Less Gain on sale of Owingsville branch	—	—	1,056
Less Loss on fixed asset disposition			(148)
Less Securities gains (losses)	(703)	5,200	957

Adjusted non-interest income	$7,061	$6,817	$7,022	3.58	0.56

Non-interest expense as reported	$20,570	$77,565	$20,978
Less Severance pay expense	310	269	21
Less Debt prepayment expenses	—	56,998	—
Less Trust preferred redemption expense	—	—	1,400

Adjusted non-interest expense	$20,260	$20,298	$19,557	(0.19)	3.59

RECONCILIATION TABLE — NET OPERATING INCOME
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	Percent	June 30,	June 30,	Percent
	2004	2003	Change	2004	2003	Change
Net income (loss)	$6.7	$4.3		$(20.6)	$8.2
Less:
Gain on sale of credit cards, net of tax	0.9	—		1.1	—
Gain on sale of Owingsville branch, net of tax	—	1.2		—	1.2
Loss on fixed asset disposition, net of tax	—	0.2		—	0.2
Securities gains (losses), net of tax	(0.5)	1.1		2.7	1.5
Severance pay, net of tax	0.2	—		0.4	—
Trust preferred redemption expense, net of tax	—	1.6		—	1.6
Debt extinguishment expense, net of tax	—	—		35.1	—

Net operating income	$6.5	$3.8	71%	$11.1	$7.3	52%

Diluted net income (loss) per share	$0.38	$0.25		$(1.19)	$0.48
Less:
Gain on sale of credit cards, net of tax	0.05	—		0.06	—
Gain on sale of Owingsville branch, net of tax	—	0.07		—	0.07
Loss on fixed asset disposition, net of tax	—	0.01		—	0.01
Securities gains (losses), net of tax	(0.03)	0.06		0.15	0.09
Severance pay, net of tax	0.01	—		0.02	—
Trust preferred redemption expense, net of tax	—	0.09		—	0.09
Debt extinguishment expense, net of tax	—	—		2.02	—

Diluted net operating income per share	$0.37	$0.22	68%	$0.64	$0.42	52%